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                              EXHIBIT NUMBER 13(a)1

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                 WITH RESPECT TO THE ANNUAL REPORT ON FORM 20-F
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                          OF CHINA ENTERPRISES LIMITED

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of China Enterprises Limited, a Bermuda company (the "Company"), does hereby certify, to the best of such officer's knowledge, that:

1. The Company's Annual Report on Form 20-F for the year ended December 31, 2002 (the "Form 20-F") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, except that the Form 20-F was not filed in a timely manner. The Company was advised by its independent auditors that audited financial statements of Ananda Wing On Travel (Holdings) Limited for the year ended December 31, 2002, an unconsolidated entity in which the Company has a 32% interest, should be included in the Form 20-F pursuant to Article 3-09 of Regulation S-X of the Securities Act of 1933, as amended ("SEC Requirements"). However, the Company was not able to obtain audited financial statements of Ananda Wing On Travel (Holdings) Limited with reconciliation to generally accepted accounting principles in the United States of America pursuant to the SEC Requirements so as to permit the Company to file the Form 20-F in a timely manner. Further, the Form 20-F does not include an audited reclassification of the Company's 2000 consolidated statement of operations in connection with reporting discontinued operations as a result of Arthur Andersen & Co., the independent auditors who audited the Company's 2000 financial statements, ceasing to practice accounting as of July 1, 2002. The Company is not able to gain access to the books and records of the discontinued operations, after reasonable efforts, to enable its current independent auditors to perform a reaudit of the 2000 consolidated statement of operations. Also as a result of the cessation of Arthur Andersen's auditing operations, the Form 20-F does not contain an audit report in respect of the financial information in the financial statement schedule in Item 18 for the year ended December 31, 2000 as Arthur Andersen was the Company's independent auditor for such year.


2. Information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: July 31, 2003

                                               /s/ Dr. Chan Kwok Keung, Charles
                                              ----------------------------------
                                                  Dr. Chan Kwok Keung, Charles
                                                     Chief Executive Officer

         The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 20-F or as a separate disclosure document of the Company or the certifying officer.



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